Certification of Chief Executive and Financial Officer of

Race World International, Inc. Pursuant to 18 U.S.C. 1350

I, Wang Shi Bin, certify that:

In connection with the Annual Report on Form 10-K of Race World International, Inc. (the “Company”) for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wang Shi Bin, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Date:  May 2, 2011

/s/ Wang Shi Bin

Wang Shi Bin

Chief Executive Officer and

Chief Financial Officer